UNOFFICIAL TRANSLATION
BY-LAWS OF FOMENTO ECONOMICO MEXICANO, S.A.B DE C.V.

ARTICLE 1. NAME. The company is called "FOMENTO ECONÓMICO MEXICANO", and this name must be followed by the words "SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE" or the initials "S.A.B. DE C.V.

ARTICLE 2. CORPORATE PURPOSE. The company purpose is: a). To incorporate, promote, organize, and participate in all kinds of civil or commercial companies, civil associations and in all kinds of national or foreign companies, by means of the subscription and/or acquisition of their shares, interests in equity, assets and rights, and in any way dispose of and perform all kinds of commercial acts and contracts with respect to such shares, interests in equity, assets and rights. b). Acquire, issue, subscribe, hold, and dispose of bonds, shares, participations and securities of any kind, contract hedges through financial derivative instruments of currencies, interest rates, capital, and commodities, as well as enter into repurchase agreements, joint ventures, partnerships, joint ventures and, in general, enter into all kinds of active or passive transactions with such securities. c). To contract all kinds of professional actively or passively and/or specialized services, and in general, the execution and celebration of all kinds of acts, operations, agreements and contracts, which are necessary for the achievement of its corporate purpose. d). To give or take money on loan with or without guarantee, through current account agreements, interest-bearing loans or any other, as well as to issue, draw, accept, subscribe, endorse, or guarantee debt instruments, issue obligations with or without specific collateral, become a joint debtor, as well as grant guarantees of any kind, with respect to obligations contracted by the company or by third parties. e). In general, to execute acts, enter into contracts and conduct other operations that are necessary or conducive to the company's purpose.

ARTICLE 3. TERM: The duration of the corporation is 99 (ninety-nine) years, which began on May 30 (thirty), 1936 (nineteen thirty-six), date of registration of the articles of incorporation in the Commercial Registry and will therefore conclude on the same date in the year 2035 (two thousand and thirty-five).

ARTICLE 4. REGISTERED OFFICE. The registered office of the company will be the city of Monterrey, Nuevo León, Mexico, and it will not be understood changed if the company establishes branch agencies in any place of the Republic or abroad.

ARTICLE 5. NATIONALITY. The company is a Mexican company. Any foreigner/foreign company or corporation that, upon Incorporation or at any further time, may acquire an interest or equity interest in the company or corporation, will be considered, by that mere fact, as Mexican with respect to both parties, and it will be understood that he/she/it agrees not to invoke the protection of his/her/its Government, under penalty, in case of failure to comply with his/her/its agreement, of losing such interest or equity interest for the benefit of the Mexican Nation.

ARTICLE 6. CAPITAL STOCK. a). The capital stock is variable. The minimum fixed capital not subject to withdrawal is $300'000,000.00 (three hundred million pesos national currency). The variable part of the capital stock is unlimited. All shares shall be registered, freely subscribed and without expression of par value. b). The capital stock may be represented by the following series of shares: (i) series "B" shares, common, which grant their holders unrestricted voting rights; (ii) series "L" shares, with limited voting rights; and (iii) series "D" shares, with limited voting rights, which give the right to receive a higher, non-cumulative dividend, in the following terms:- While they are outstanding, the series "D" shares shall grant their holders the right to receive a higher, non-cumulative dividend equivalent to 125% (one hundred and twenty-five percent) of the dividend assigned to the series "B" common shares. c). The series "B" shares shall at all times represent at least 51% (fifty-one percent) of the capital stock; the series "L" shares may represent up to 25% (twenty-five percent) of the capital stock; and the series "D" shares, individually or jointly with the series "L" shares, may represent up to 49% (forty-nine percent) of the capital stock. Series "D" shares may be divided into subseries "D-L" shares for a maximum of 25% (twenty-five percent) of the capital stock and into subseries "D-B" shares for the remaining outstanding series "D" shares. d). The holders of series "D" and "L" shares shall only have the right to vote at extraordinary meetings held to deal with the following matters: (i) transformation of the company, other than the transformation from a publicly traded stock corporation with variable capital to a corporation stock corporation or vice versa; (ii) merger with another company, as a merged company, or merger with another company or other companies as a merging company, when the main purpose of the merged company or companies is not related or related to that of the company or its subsidiaries; (iii) change of nationality of the company; (iv) dissolution or liquidation of the company; and     (v) the cancellation of the registration of the series "D" and "L" shares issued by the corporation, in the Securities Section of the National Securities Registry and in the national or foreign stock exchanges in which they are registered, except in the case of the cancellation of the registration of the series "D" shares as a consequence of the conversion of such shares pursuant to these bylaws. The holders of series "D" and/or "L" shares shall have the right to appoint directors in accordance with the provisions of article 25 of these bylaws. The holders of series "D" and "L" shares may also vote in the extraordinary meetings held to deal with the matters set forth in paragraphs f) and g) of Article 6 of these bylaws. Holders of Series "D" and "L" shares may also vote on matters expressly authorized by the Securities Market Law. The holders of series "D" and "L" shares by no title shall have the power to determine the management of the corporation, nor shall they have any rights other than those expressly conferred to them in accordance with this Article 6. e). The company may issue shares with the characteristic of being integrated in linked units. The linked units may cover: (i) 5 (five) series "B" shares or multiples thereof, which will be referred to in these bylaws as "B units"; (ii) 1 (one) series "B" share and 2 series "D" shares subseries "D-L" and 2 series "D" shares subseries "D-B" or multiples thereof, which will be referred to in these bylaws as "BD units"; or (iii) any other combination of shares decided by its shareholders in accordance with these bylaws. The shares issued by the company with the characteristic of being integrated in related units, may only be circulated, sold, transferred, assigned, pledged, or disposed of by any title, in the form of the related units that integrate them. f). By means of an extraordinary shareholders' meeting held in accordance with the provisions of paragraph c) of Article 22 of these bylaws, the company's shareholders may resolve that all outstanding series "D" shares be converted into limited voting series "L" shares and into ordinary series "B" shares, as follows; subseries "D-L" shares would be converted into series "L" shares and subseries "D-B" shares would be converted into ordinary series "B" shares. Once the series "D", subseries "D-L" and subseries "D-B" shares are converted, the capital stock of the corporation will be represented by series "B" common shares, which will represent at least 75% of the capital stock, and by series "L" limited voting shares, which may represent up to 25% of the capital stock of the corporation. The conversion of series "D" shares, subseries "D-L" into series "L" shares and of series "D" shares, subseries "D-B" into series "B" common shares will be effective upon the expiration of a period of two (2) years from the date on which the Company's shareholders agreed to their conversion, pursuant to the preceding paragraph. g). By means of an extraordinary shareholders' meeting held in accordance with the provisions of Article 22 c) of these bylaws, the shareholders of the corporation may agree to divest their shares to be exchanged for the corresponding securities covering the shares included in such linked units. The termination shall be effective upon the expiration of a period of two (2) years from the date on which the shareholders of the company agreed to terminate the termination, as per the preceding paragraph.

ARTICLE 7. ISSUANCE OF LIMITED VOTING SHARES. The limited voting shares, of those denominated in these bylaws as series "D" and "L", will be considered a neutral investment; they will not be computed for the purpose of determining the amount and proportion of the foreign participation in the capital stock of the company, pursuant to the terms of the Foreign Investment Law and its regulatory provisions; They will be considered as issued under the terms of the applicable provisions of the Securities Market Law and the corresponding authorizations of the National Banking and Securities Commission; the provisions of Article 198 of the General Law of Commercial Companies will not be applicable to them; and they will have the limitations on corporate rights set forth in these bylaws.

ARTICLE 8. INCREASE OR REDUCTION OF THE CAPITAL STOCK The increase or reduction of the fixed capital stock and the consequent amendment of the third clause of the articles of incorporation and article 6 of the corporate bylaws, shall be subject to the agreement of the extraordinary general meeting. Likewise, in accordance with Article 53 of the Securities Market Law, any capital increase decreed for the issuance of unsubscribed shares held in treasury will be subject to a resolution of an extraordinary general shareholders' meeting. The increase or reduction of the variable capital stock will be approved by the general ordinary shareholders' meeting.

ARTICLE 8. INCREASE BY ISSUANCE OR PLACEMENT OF SHARES- The increase in the variable part of the capital stock may be conducted by issuing new shares or placing treasury shares that are held for this purpose. In the case of the issuance of new shares, shareholders shall have the right of preference to subscribe to the shares within their respective series, provided that the meeting decrees that they must be paid in cash. Pursuant to Article 53 of the Securities Market Law, treasury shares must be subscribed to by means of a public offering. The right of first refusal must be exercised within 15 (fifteen) calendar days from the date of publication of the corresponding notice in the Official Gazette of the Company's domicile. In the event that after the expiration of the term during which the shareholders should exercise the right of first refusal granted to them in this article, some shares remain unsubscribed, they may be offered for subscription and payment, under the conditions and terms determined by the meeting that decreed the capital increase, or under the terms established by the board of directors or the delegates appointed by the meeting for such purpose. The shareholders will not enjoy the right of first refusal referred to in this article in the case of issuance of new shares or placement of treasury shares for: (i) merger of the corporation; (ii) conversion of debentures issued in terms of the General Law of Securities and Credit Transactions, (iii) public offering in terms of the provisions of Articles 53, 56 and other related articles of the Securities Market Law; (iv) increase of capital stock through payment in kind of the shares to be issued, or through the cancellation of liabilities payable by the corporation; and (v) placement of treasury shares acquired by the corporation.

ARTICLE 10. WITHDRAWAL. In accordance with the provisions of Article 50 of the Securities Market Law, shareholders owning shares of the variable part of the capital stock of the company shall not have the right of withdrawal referred to in Article 220 of the General Law of Commercial Companies.

ARTICLE 11. ACQUISITION OF OWN SHARES. The company, in accordance with the provisions of the Securities Market Law and the general provisions issued by the National Banking and Securities Commission, may acquire the shares representing its capital stock.

ARTICLE 12 . LIMITATIONS ON THE ACQUISITION OF SHARES IN THE COMPANY BY CONTROLLED LEGAL ENTITIES In accordance with the provisions of Article 56 of the Securities Market Law, legal entities controlled by the company may not acquire, directly or indirectly, shares representing the capital stock of the company or securities representing such shares. Acquisitions made through investment companies are exempt from the above prohibition.

ARTICLE 13. REGISTRY OF CHANGES IN CAPITAL- Any increase or decrease in capital stock must be recorded in a register kept by the corporation for such purpose.

ARTICLE 14. AMORTIZATION OF SHARES- The corporation may amortize part of its shares with distributable profits, in accordance with the following rules: a). The amortization must be decreed by the extraordinary general shareholders' meeting. b). Only fully paid shares may be redeemed. c). Acquisition of shares for redemption will be made in accordance with the rules set forth in Article 136 of the General Corporations Law. d). In no case may shares be redeemed if as a consequence of the redemption the series "D" and/or "L" shares exceed the maximum percentages established in Article 6 of these bylaws. e). The titles of the redeemed shares shall be cancelled.

ARTICLE 15. TITLES AND CERTIFICATES OF THE SHARES. The definitive certificates or provisional certificates representing the shares or the related units will be nominative and may cover one or more shares of the same or different series or subseries; they will contain the mentions referred to in Article 125 of the General Law of Commercial Corporations, the indication of the series, series and/or subseries to which they correspond; they will bear the text of Article 5 of these bylaws and will be subscribed by two proprietary or alternate directors of series "B". The signatures of the aforementioned directors may be autographed or printed in facsimile, provided in the latter case that the original of the respective signatures is deposited in the Public Registry of Commerce of the corporate domicile of the corporation. In the case of definitive certificates, these must have attached to them the numbered nominative coupons determined by the Board of Directors. The shareholders' meeting that decrees the respective capital increase or the extraordinary shareholders' meeting may establish that some of the shares of the corporation, of any series or series are covered by linked units, which without being ordinary non-amortizable participation certificates, represent units and link shares of the same series or of different series, under the terms of Article 6 of these bylaws.

ARTICLE 16. REGISTRY OF SHARES- The corporation shall keep a register of shares and shall consider as a shareholder whoever appears registered as such in said register.

ARTICLE 17. CANCELLATION OF REGISTRATION OF SHARES. In the event of cancellation of the registration of the shares representing the capital of the corporation or securities representing them in the National Securities Registry, either at the request of the corporation itself, prior resolution of the extraordinary general shareholders' meeting and with the favorable vote of the holders of shares, with or without voting rights or limited voting rights, in both cases, in accordance with the provisions of Article 108 of the Securities Market Law, the company must carry out, prior to such cancellation, a public tender offer, subject to the provisions of the Securities Market Law. The company must assign in a trust for a minimum period of six months, counted as of the date of cancellation, the necessary resources to acquire at the same price of the offer, the shares of the investors that did not participate in such an offer. In order to comply with the provisions of Article 108 of the Securities Market Law, the board of directors of the company must disclose to the public its opinion regarding the price of the tender offer.

ARTICLE 18. SHAREHOLDERS' MEETINGS: The general shareholders' meeting is the supreme body of the corporation, all others being subordinate to it. Meetings shall be general (ordinary or extraordinary) or special and shall be held at the domicile of the corporation. A) Any of the matters listed in Article 182 (except in the case of increases or reductions of the variable part of the corporate capital pursuant to Article 8 of these bylaws) and 228 bis of the General Law of Commercial Corporations. b) The cancellation or registration of the shares or the securities representing them, issued or to be issued by the corporation, in the National Securities Registry or in domestic or foreign stock exchanges in which they are registered. c) The redemption by the corporation of shares of capital stock with distributable profits and, if applicable, the issuance of bonus shares. d) The increase of capital stock pursuant to the terms of Article 53 (fifty-three) of the Securities Market Law. e) Any other matters for which the applicable legislation or the bylaws expressly require a special quorum. All other general meetings will be ordinary. The ordinary general meeting, in addition to the provisions of the General Law of Commercial Corporations, will meet to approve the transactions that the company or the legal entities it controls intend to carry out, within the period of a fiscal year, when they represent 20% (twenty percent) or more of the consolidated assets of the company based on figures corresponding to the close of the immediately preceding quarter, regardless of the manner in which they are executed, whether simultaneous or successive, but which by their characteristics may be considered as a single transaction. Shareholders holding shares with voting rights, including limited or restricted voting rights, may vote at such meetings. Special meetings shall be those that meet to deal with matters that may affect the rights of a single series of shares.

ARTICLE 19. SHAREHOLDERS' MEETINGS: Shareholders' meetings shall be held at the corporate domicile, when called by resolution of the board of directors, through the secretary of the board or his/her alternate; they may also be called by the audit or corporate practices committees, through their respective chairperson. Shareholders owning shares with voting rights, including limited or restricted voting rights, who individually or jointly hold 10% (ten percent) of the capital stock may request the president of the board of directors, the audit committee, or the corporate practices committee to call a general shareholders' meeting, without the percentage indicated in Article 184 of the General Law of Commercial Corporations being applicable. The ordinary shareholders' meeting will meet at least once a year, on the date set by the board of directors, within 4 (four) months following the end of the fiscal year. The meeting will be held at the request of the shareholders pursuant to Articles 184 and 185 of the General Corporations Law and other applicable provisions of the Securities Market Law.

ARTICLE 20. NOTICES: The notices for the shareholders' meetings must be published in the Official State Gazette or in at least one of the newspapers with the largest circulation in the entity of the domicile of the corporation, at least 15 (fifteen) days prior to the date set for the meeting, in the case of the first notice and at least 8 (eight) days prior to the date set for the meeting, in the case of subsequent notices. The notices for general meetings will also comply with the requirements set forth in Articles 186 and 187 of the General Corporations Law, and other applicable provisions of the Securities Market Law.

ARTICLE 21. RIGHT OF ATTENDANCE: In order to attend the meetings, the shareholders must be registered in the shareholders' registry of the corporation, deposit their shares in the secretary's office of the corporation to obtain the entrance card to the meeting, at least 48 (forty-eight) hours prior to the day and time set for the meeting to be held. In the case of shares deposited in an institution for the deposit of securities, the latter must timely communicate to the secretary of the corporation the number of shares that each of its depositors holds in said institution, indicating whether the deposit is made for its own account or for the account of others, and this record must be complemented with the list of names of the depositors and must have been previously delivered to the secretary of the corporation, within the aforementioned term, in order to obtain an entrance card. Shareholders may be represented at meetings by proxies appointed by means of a simple power of attorney, or by means of a power of attorney granted on forms that comply with the requirements established in the Securities Market Law, which must be received by the Company's secretary's office with the aforementioned advance notice. The shares deposited in the company so that their holders have the right to attend the meetings, will not be returned until after the meetings have been held, upon delivery of the receipt or certificate issued to the shareholder.

ARTICLE 22. INSTALLATION AND RESOLUTIONS OF THE MEETING: Meetings shall be installed and resolved in accordance with the following rules: a). The ordinary general shareholders' meeting will be considered to be legitimately installed upon first call, if it is attended by shareholders representing more than 50% (fifty percent) of the subscribed and paid ordinary capital stock, divided into series "B" shares. In case of second or subsequent call, the ordinary meeting will be legitimately convened regardless of the ordinary subscribed and paid-in capital stock divided into series "B" shares represented by the attendees. The resolutions of the ordinary meetings will be valid if they are adopted by at least the majority of the subscribed and paid-in ordinary capital stock, divided into series "B" shares, represented at the meeting. b). Extraordinary shareholders' meetings held to discuss matters in which the holders of series "D" shares or series "L" shares do not have the right to vote, will be legally incorporated on first call if at least three-fourths of the subscribed and paid-in ordinary capital stock, divided into series "B" shares, are represented at such meetings, and in the case of subsequent calls, will be legally incorporated with the presence of shareholders representing the majority of the shares of such subscribed and paid-in ordinary capital stock. In both cases, resolutions in extraordinary shareholders' meetings will be valid if adopted by at least a majority of the ordinary subscribed and paid-in capital stock divided into series "B" shares. c). At extraordinary shareholders' meetings held on first call to discuss matters in which series "D" and "L" shareholders have the right to vote, they will be considered legally incorporated if at least three-fourths of the subscribed and paid-in capital stock is represented; in the case of second or subsequent call, it will be legally installed with the presence of shareholders representing the majority of the shares of subscribed and paid-in capital stock, except in the case of second or subsequent calls for extraordinary meetings held to resolve on any of the matters established in paragraphs f) and g) of Article 6 of these bylaws, for which the presence of shareholders representing at least three-fourths of the subscribed and paid-in capital stock will always be required for the meeting to be considered legally installed. In all cases the resolutions will be valid if they are adopted by at least the majority of the shares of the subscribed and paid-in capital stock. d). For special meetings (including any special meeting held for the election or removal of series "D" directors and/or series "L" directors) the same rules set forth in this Article 22 for extraordinary general meetings will apply, but with reference to the special category of shares in question. e) At the ordinary general meeting that will consider the financial statements of the preceding year, the reports referred to in Section IV of Article 28 of the Securities Market Law must also be presented to the shareholders.

ARTICLE 23. DEVELOPMENT OF THE MEETING: The President of the Board of Directors or his/her substitute shall preside over the meetings; in his/her absence, the meeting shall be presided over by the shareholder designated by the attendees. The secretary shall be the secretary of the board of directors, or, in his/her absence, the person designated by the attendees. The president shall appoint two of the shareholders present as scrutineers. Voting shall be by proxy unless at least three (3) of those present and entitled to vote on the matter in question request a roll call vote. Likewise, at the request of shareholders with voting rights, including limited or restricted voting rights, who represent 10% (ten percent) of the capital stock of the corporation, the vote on any matter on which they do not consider themselves sufficiently informed shall be postponed for three (3) days and without the need for a new call, without the percentage indicated in Article 199 of the General Law of Commercial Companies being applicable. This right may only be exercised once for the same matter.

ARTICLE 24. BOARD OF DIRECTORS: The management and administration of corporate affairs shall be entrusted to a board of directors and a general manager. The board of directors will be composed of up to 21 (twenty-one) proprietary directors, and the alternates appointed in accordance with these bylaws, of which at least 25% (twenty-five percent) of the directors must be independent.

ARTICLE 25. ELECTION OF THE BOARD: The Series "B" shareholders, by majority vote of the shares of said series represented at the meeting, will appoint at least 9 (nine) directors and the Series "D" shareholders, by majority vote of the shares of said series represented at the respective meeting, will appoint 5 (five) directors. Once the series "D" shares, subseries "D-L" are converted into series "L" shares, as established in article 6o f) of these bylaws, the series "L" shareholders, by majority vote of the shares of said series represented at the respective meeting, will appoint 2 (two) directors. The shareholders may appoint alternate directors, who will specifically replace the proprietary directors for which they have been appointed, in accordance with the applicable legal provisions. The directors will remain in office for one year; however, pursuant to Article 24 of the Securities Market Law, they will continue in office even when the term for which they were appointed has expired, or upon resignation, for up to 30 (thirty) calendar days, in the absence of the appointment of a substitute, or when the substitute does not take office, without being subject to the provisions of Article 154 of the General Law of Commercial Corporations. The members of the board and secretaries will receive annually the remuneration agreed by the ordinary general meeting that appoints them and will have the obligations and responsibilities set forth in these bylaws, as well as those applicable of the Securities Market Law and the General Law of Commercial Corporations. The board of directors may appoint interim directors, without the intervention of the shareholders' meeting, when any of the directors is absent, or when the appointed director does not take office, and no alternate has been appointed, or the alternate does not take office. The shareholders' meeting of the corporation will ratify such appointments or designate the substitute directors at the meeting following the occurrence of such an event.

ARTICLE 26. CALLS FOR BOARD MEETINGS: The president of the board of directors, any of the presidents of the corporate practices and audit committees, or at least 25% (twenty-five percent) of the directors, may call a board meeting and include in the agenda such items as they deem appropriate. The notices for board meetings shall be signed by the person making them or by the president or, in his/her absence, by the secretary, and shall be sent by mail, telefax, or delivered personally or by any other means, at least 7 (seven) days prior to the date of the meeting. The external auditor of the company may be summoned to the meetings of the board of directors as a guest with voice but without vote.

ARTICLE 27. FUNCTIONING OF THE BOARD: The Board shall meet at least once every 3 (three) months. The regular annual meeting which has appointed it or the board of directors at its first meeting, immediately after such meeting, shall appoint from among the directors appointed by the series "B", a president, and may also appoint a vice-president and confer such other offices as it deems advisable. It shall likewise appoint the secretary and his/her alternate; it being understood that the latter two shall not be directors. The board of directors shall also appoint people to occupy such other positions as may be created for the better performance of its functions. The president will also be the president at the shareholders' meetings and will be substituted in his/her functions, in case of absence, by the vice-president and in his/her absence by the other proprietary directors of the series "B", in the order of their designation.

ARTICLE 28. INSTALLATION AND RESOLUTIONS OF THE BOARD: The Board of Directors shall be considered legally installed to resolve any matter with the presence of the majority of its members and its resolutions shall be valid if approved by the vote of the majority of its members present.     The board of directors may also hold meetings through interactive means of communication (electronic or telecommunications), among the directors and mixed meetings (interactive and face-to-face), in all cases complying with the same conditions of installation and voting established in these bylaws for the face-to-face meetings referred to in the preceding paragraph.The board of directors, without the need to meet in session, may adopt resolutions by unanimous vote of its members, provided that such resolutions are confirmed in writing by all its proprietary members or their alternates. Minutes of all meetings shall be taken and must be approved by at least the majority of the directors attending the respective meeting and signed by the president and secretary.

ARTICLE 29. FACULTIES OF THE BOARD: The Board of Directors shall have the following powers and duties: a). To manage the business and assets of the corporation, with the broadest power for acts of administration, in the terms of Article 2554, second paragraph of the Federal Civil Code and its correlatives of the Civil Codes in force in the Federal District and in the various states of the United Mexican States. b). Exercise acts of dominion with respect to the personal and real property of the corporation, as well as its real and personal rights, in the terms of the third paragraph of Article 2554 of the Federal Civil Code, and its correlatives of the Civil Codes in force in the Federal District and in the various states of the United Mexican States, grant guarantees of any kind with respect to obligations contracted or securities issued or accepted by third parties. c). Represent the company with the broadest power before all kinds of administrative or judicial authorities, whether federal, state or municipal, as well as before labor or any other authorities or before arbitrators or amiable compositors, with the broadest power including the powers that require a special clause in accordance with the law, to articulate and absolve positions, even to withdraw from the amparo proceeding, in the terms of the first paragraph of Article 2554 of the Federal Civil Code and its correlatives of the Civil Codes in force in the Federal District and in the various states of the United Mexican States, as well as to represent the corporation before all kinds of federal and state criminal authorities and to formulate and file accusations, complaints and lawsuits for crimes committed to the detriment of the corporation, to represent and constitute the corporation as a coadjutant civil party of the Public Ministry in proceedings of this nature and to grant a pardon. d). To grant, subscribe, guarantee and endorse debt securities in the name of the corporation, to issue obligations with or without specific collateral; to contribute movable or immovable property of the corporation to other corporations and to subscribe shares or take participations or parts of interest in other companies and, in general, to execute the acts, enter into contracts and perform such other operations as may be necessary or conducive to the principal purpose of the corporation. e). To constitute the corporation as a joint and several debtors and to grant guarantees, sureties or any other payment guarantee of any kind, with respect to the obligations contracted or securities issued or accepted by the corporation or by third parties. f). Approve, with the prior opinion of the Committee that is competent, the appointment, election and, if applicable, removal of the chief executive officer of the corporation and his/her integral compensation, as well as the policies for the appointment and integral compensation of the other relevant officers, assigning them their respective duties and designate the committees established by law, these bylaws and those that it deems appropriate, indicating to them their attributions and rules of operation; in the absence thereof, they shall be governed by the provisions set forth in these bylaws, for the executive committee. g). To grant and revoke such powers of attorney as may be deemed convenient, with or without powers of substitution, being able to grant therein such powers as may be deemed appropriate of those conferred by these bylaws to the board of directors. h). Execute the resolutions of the meeting and, in general, conduct such acts and operations as may be necessary or convenient for the purpose of the corporation, except for those expressly reserved by law and by these bylaws to the meeting. i) The other powers and duties established in these bylaws and in the Securities Market Law.

ARTICLE 29. BIS FACULTIES AND OBLIGATIONS OF THE GENERAL MANAGER: The functions of managing, conducting, and executing the business of the corporation, and of the legal entities controlled by it, shall be the responsibility of the general manager, subject to the strategies, policies and guidelines approved by the board of directors, and having the powers and obligations set forth in these bylaws and the Securities Market Law.

ARTICLE 30. CAUTION: Directors, secretaries, managers, and other officers in office shall not be required to provide a surety to guarantee their performance, except in those cases in which the general shareholders' meeting deems it convenient and, likewise, the board of directors, in the case of managers and other officers appointed by this corporate body.

ARTICLE 31. EXECUTIVE COMMITTEE: The ordinary general shareholders' meeting may appoint such committees as it deems appropriate; it may also appoint an executive committee to be composed of an odd number of members of the board of directors or their alternates as they may determine, which shall be incorporated and shall invariably function as a collegiate body delegated by the board of directors. The ordinary general meeting or the board of directors may also designate, in the event of the absence of a proprietary member, an alternative for each member of the executive committee. The members of the executive committee shall hold office for one year, unless they are relieved by the ordinary general meeting or by the board of directors but, in any case, they shall continue in office for a term of 30 (thirty) calendar days, until new appointments are made and the persons appointed to replace them take office; they may be reelected and shall receive the remuneration determined by the ordinary general meeting or by the board of directors. The executive committee shall meet with the periodicity determined in the first meeting held in a calendar year, it being understood that it may also meet when summoned by the secretary, at the request of its president or any two of its members. The meetings of the executive committee shall be convened, and the committee shall operate following the same procedure as for the meetings of the board of directors provided for in articles 26 and 28 of these bylaws but referring to the members of the executive committee itself. The executive committee shall validly meet with the attendance of the majority of its members and shall adopt its resolutions by majority vote of those present. The president of the executive committee shall be one of its members and shall be appointed by the executive committee itself. In the absence of the chairperson, meetings of the committee shall be presided over by the committee member designated by the members present. The executive committee may appoint a secretary, who may be the secretary of the board of directors and need not be a director. The external auditor may be invited to meetings of the committee and may attend such meetings in an advisory capacity, but without the right to vote. The executive committee shall have the powers set forth in paragraphs a), b), c), d), and e) of Article 29 of these bylaws, which may not be delegated, without prejudice to the committee's designation of a person or persons for the execution of specific acts. The president or the secretary of the executive committee shall report on the activities of the committee to the board of directors at the meeting of the board following the corresponding committee meeting, or when events or acts of importance to the corporation arise, which in the committee's judgment, merit it. Minutes of each meeting shall be taken by the secretary and transcribed in the respective special book, in which the attendance shall be recorded, as well as the resolutions adopted, and shall be signed by the president and secretary of the meeting.

ARTICLE 32. OVERSIGHT OF THE COMPANY: The oversight of the management, conduct and execution of the business of the company and of the legal entities controlled by it under the terms of the Securities Market Law, shall be the responsibility of the board of directors. The board of directors, in order to perform its oversight functions, will be assisted by the corporate practices and audit committees, as well as through the legal entity that performs the external audit of the company, each within the scope of their respective competencies, as established by the Securities Market Law. The audit and corporate practices committees will develop the activities established by the Securities Market Law and will be composed exclusively of independent directors and a minimum of three (3) members, appointed by the general ordinary shareholders' meeting or by the board of directors, at the proposal of its president. The presidents of the audit and corporate practices committees will be appointed and/or removed from office exclusively by the general shareholders' meeting. Such presidents may not chair the board of directors and must be selected for their experience, recognized capacity, and professional prestige.

ARTICLE 33. FISCAL YEAR: The fiscal year shall be twelve months, beginning on January 1st and ending on December 31st (thirty-first) of the same year.

ARTICLE 34. APPLICATION OF PROFITS: The annual net profits, after deducting the amount of income tax and other items that according to law must be deducted or separated, shall be applied in the following manner: a). A minimum of 5% (five percent) will be set aside to constitute the legal reserve fund, until it amounts to at least 20% (twenty percent) of the capital stock. b). The remainder may be distributed as a dividend among the shareholders, in accordance with the terms of these bylaws and in proportion to the number of their shares, or if so resolved by the shareholders' meeting, it may be totally or partially transferred to provident funds, reserve funds (including, if applicable, the reserve for the acquisition of own shares referred to in the Securities Market Law), reinvestment funds, special funds and others that the shareholders' meeting may decide to create.

ARTICLE 35. RIGHTS OF THE FOUNDERS: The founders do not reserve special participation in the profits of the corporation.

ARTICLE 36. APPLICATION OF LOSSES: If there are losses, they shall be reported by the shareholders, in proportion to the number of their shares, considering the provisions of the final part of Article 87 of the General Law of Commercial Corporations.

ARTICLE 37. EARLY DISSOLUTION: The corporation will be dissolved early in the cases referred to in Sections II, III, IV and V of Article 229 of the General Law of Commercial Corporations.

ARTICLE 38. APPOINTMENT OF A LIQUIDATOR: Upon dissolution of the corporation, the extraordinary meeting of shareholders shall appoint, by majority vote, one or more liquidators, setting a term of office for them, and the remuneration to be paid to them.

ARTICLE 39. LIQUIDATION PROCEDURE: The liquidator or liquidators shall liquidate the corporation in accordance with the resolutions of the extraordinary meeting and, failing that, on the following basis: a). He shall conclude the business in the manner he deems most convenient, collecting the credits, paying the debts, and disposing of the assets of the corporation, which must be sold for that purpose. b) He shall prepare the financial statements of the liquidation and submit them to the approval of the extraordinary stockholders' meeting. c). Distribute among the shareholders, pursuant to the terms of the law and these bylaws, and against the delivery and cancellation of the share certificates, the resulting liquid assets, according to the financial statements approved by the extraordinary shareholders' meeting.

ARTICLE 40. FUNCTIONS OF THE LIQUIDATOR WITH RESPECT TO MEETINGS: During the liquidation, the meeting will meet, in the terms provided for in the chapter relating to general shareholders' meetings of these bylaws, and the liquidator or liquidators will perform the functions that in the normal life of the corporation correspond to the board of directors.

ARTICLE 40. GENERAL PROVISIONS: In all matters not expressly provided for in these bylaws, the provisions of the Securities Market Law will govern and, in all matters not provided for in said law, the provisions of the General Law of Commercial Corporations will govern. The terms used in these bylaws that are defined in the Securities Market Law shall have the meaning attributed to them in said law

ESTATUTOS

----------ARTÍCULO 1o. DENOMINACIÓN. La sociedad se denomina “FOMENTO ECONÓMICO MEXICANO”, debiendo ser seguida esta denominación de las palabras “SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE” o de las iniciales “S.A.B. DE C.V.”-----------------------------------------------------------------------------------------------------------------------------------------------------
---------- ARTÍCULO 2o. OBJETO SOCIAL. El objeto de la sociedad es:----------------------------------------------------------------------------
---------- a). Constituir, promover, organizar y participar en toda clase de sociedades civiles o mercantiles, asociaciones civiles y en toda clase de empresas nacionales o extranjeras, por medio de la suscripción y/o adquisición de sus acciones, partes sociales, activos y derechos, y en cualquier forma disponer de y realizar toda clase de actos y contratos mercantiles respecto de dichas acciones, partes sociales, activos y derechos.----------------------------------------------------------------------------------------------------
---------- b). Adquirir, emitir, suscribir, poseer y enajenar bonos, acciones, participaciones y valores de cualquier clase, contratar coberturas mediante instrumentos derivados financieros de monedas, tasas de interes, capital y materias primas, así como celebrar reportos, entrar en comandita, en sociedad, en asociación en participación y, en general, celebrar toda clase de operaciones activas o pasivas con dichos valores.--------------------------------------------------------------------------------------------------------
---------- c). Contratar activa o pasivamente toda clase de prestación de servicios profesionales y/o especializados, y en general, la realización y la celebración de toda clase de actos, operaciones, convenios y contratos, que sean necesarios para la consecución de su objeto social.--------------------------------------------------------------------------------------------------------------------------------
---------- d). Dar o tomar dinero en préstamo con o sin garantía, a través de contratos de cuenta corriente, mutuo con interés o cualquier otro, así como emitir, girar, aceptar, suscribir, endosar o avalar títulos de crédito, emitir obligaciones con o sin garantía real específica, constituirse en deudora solidaria, así como otorgar garantías de cualquier clase, respecto a las obligaciones contraídas por la sociedad o por terceros.-------------------------------------------------------------------------------------------------------------------
---------- e). En general, ejecutar los actos, celebrar los contratos y realizar las demás operaciones que sean necesarias o conducentes al objeto de la sociedad.-------------------------------------------------------------------------------------------------------------------------
---------- ARTÍCULO 3o. DURACIÓN.- La duración de la sociedad es de 99 (noventa y nueve) años, que empezaron a contarse el día 30 (treinta) de Mayo de 1936 (mil novecientos treinta y seis), fecha de inscripción de la escritura constitutiva en el Registro de Comercio y concluirá en consecuencia, en la misma fecha del año 2035 (dos mil treinta y cinco).--------------------------------------
---------- ARTÍCULO 4o. DOMICILIO.- El domicilio de la sociedad será la ciudad de Monterrey, Nuevo León, México, y no se entenderá cambiado si la sociedad establece agencias o sucursales en cualquier lugar de la República o del extranjero.------------
---------- ARTÍCULO 5o. NACIONALIDAD.- La sociedad es mexicana. Todo extranjero que en el acto de la constitución o en cualquier tiempo ulterior adquiera un interés o participación social en la sociedad, se considerará por ese simple hecho como mexicano respecto de uno y otra, y se entenderá que conviene en no invocar la protección de su gobierno bajo la pena, en caso de faltar a su convenio, de perder dicho interés o participación en beneficio de la nación mexicana.---------------------------------------
---------- ARTÍCULO 6o. CAPITAL SOCIAL. -----------------

---------- a). El capital social es variable. El capital social mínimo fijo no sujeto a retiro, es de $300’000,000.00 (trescientos millones de pesos moneda nacional). La parte variable del capital social es ilimitada. Todas las acciones serán nominativas, de libre suscripción y sin expresión de valor nominal.
---------- b). El capital social podrá estar representado por las siguientes series de acciones: (i) acciones serie “B”, ordinarias, que otorgan a sus tenedores derechos de voto sin restricción alguna; (ii) acciones serie “L” de voto limitado; y (iii) acciones serie “D”, de voto limitado, las cuales darán derecho a percibir un dividendo superior, no acumulativo, en los siguientes términos: Mientras se encuentren en circulación, las acciones de la serie “D”, otorgarán a sus tenedores el derecho a recibir un dividendo superior, no acumulativo, equivalente a 125% (ciento veinticinco por ciento) del dividendo que se asigne para las acciones ordinarias serie “B”.
---------- c). Las acciones serie “B” en todo momento representarán por lo menos el 51% (cincuenta y un por ciento) del capital social; las acciones serie “L” podrán representar hasta el 25% (veinticinco por ciento) del capital social; y las acciones serie “D” en forma individual o conjuntamente con las acciones de la serie “L”, podrán representar hasta el 49% (cuarenta y nueve por ciento) del capital social. Las acciones serie “D” podrán dividirse en acciones subserie “D-L” hasta por un máximo del 25% (veinticinco por ciento) del capital social y en acciones subserie “D-B” por el resto de las acciones serie “D” en circulación.
---------- d). Los titulares de las acciones serie “D” y “L” sólo tendrán derecho de voto en las asambleas extraordinarias que se reúnan para tratar los siguientes asuntos:
---------- (i)     transformación de la sociedad, distinta a la transformación de sociedad anónima bursátil de capital variable a sociedad anónima bursátil o viceversa;
---------- (ii) fusión con otra sociedad, en carácter de fusionada, o fusión con otra u otras sociedades en carácter de fusionante, cuando el objeto principal de la o las fusionadas no esté relacionado o conexo con el de la sociedad o sus subsidiarias;
---------- (iii) cambio de nacionalidad de la sociedad;
---------- (iv) disolución o liquidación de la sociedad; y
---------- (v) la cancelación de la inscripción de las acciones series “D” y “L” que emita la sociedad, en la Sección de Valores del Registro Nacional de Valores y en las bolsas de valores nacionales o extranjeras, en las cuales se encuentren inscritas, salvo que se trate de la cancelación de la inscripción de las acciones serie “D” como consecuencia de la conversión de dichas acciones conforme a estos estatutos. Los titulares de acciones serie “D” y/o “L” tendrán derecho de designar consejeros conforme a lo señalado en el artículo 25o. de estos estatutos sociales. Los titulares de acciones serie “D” y “L” también podrán votar en las asambleas extraordinarias que se reúnan para tratar los asuntos establecidos en los incisos f) y g) del artículo 6º de estos estatutos. Los titulares de las acciones Serie “D” y “L” también podrán votar en los asuntos que expresamente autorice la Ley del Mercado de Valores.
---------- Los titulares de acciones series “D” y “L” por ningún título tendrán la facultad de determinar el manejo de la sociedad, ni tendrán otros derechos que los que expresamente se les confiere de acuerdo con este artículo 6o.
---------- e). La sociedad podrá emitir acciones con la característica de estar integradas en unidades vinculadas. Las unidades vinculadas podrán amparar: (i) 5 (cinco) acciones serie “B” o sus múltiplos y que serán denominadas en estos estatutos como “unidades B”; (ii) 1 (una) acción serie “B” y 2 acciones serie “D” subserie “D-L” y 2 acciones serie “D” subserie “D-B” o sus múltiplos y que serán denominadas en estos estatutos como “unidades BD”; o (iii) cualquiera otra combinación de acciones que decidan sus accionistas conforme a estos estatutos. Las acciones que emita la sociedad con la característica de estar integradas en unidades vinculadas, sólo podrán circular, venderse, trasmitirse, cederse, pignorarse, o enajenarse por cualquier título, en la forma de las unidades vinculadas que las integren.
---------- f). Mediante asamblea extraordinaria de accionistas que se reúna conforme a lo que se establece en el inciso c) del artículo 22o de estos estatutos, los accionistas de la sociedad podrán acordar que la totalidad de las acciones serie “D” que se encuentren en circulación, sean convertidas en acciones serie “L” de voto limitado y en acciones serie “B” ordinarias, como sigue: las acciones de la subserie “D-L” se convertirían en acciones serie “L” y las acciones de la subserie “D-B”, se convertirían en acciones ordinarias serie “B”. Una vez que las acciones serie “D”, subserie “D-L” y subserie “D-B” sean convertidas, el capital social de la sociedad estará representado por acciones ordinarias serie “B”, las cuales representarán cuando menos el 75% del capital social y en acciones de voto limitado serie “L”, las cuales podrán representar hasta el 25% del capital social de la sociedad. La conversión de las acciones serie “D”, subserie “D-L” en acciones serie “L” y de las acciones serie “D”, subserie “D-B”, en acciones ordinarias serie “B” será efectiva al transcurrir un plazo de 2 (dos) años contados a partir de la fecha en la que los accionistas de la sociedad hubieran acordado su conversión, conforme al párrafo anterior.
---------- g). Mediante asamblea extraordinaria de accionistas que se reúna conforme a lo que se establece en el inciso c) del artículo 22o de estos estatutos, los accionistas de la sociedad podrán acordar la desvinculación de sus acciones para ser canjeadas por los títulos correspondientes que amparen las acciones integradas en dichas unidades vinculadas. La desvinculación será efectiva al transcurrir un plazo de 2 (dos) años contados a partir de la fecha en la que los accionistas de la sociedad hubieran acordado su desvinculación, conforme al párrafo anterior.
---------- ARTÍCULO 7o. EMISIÓN DE ACCIONES DE VOTO LIMITADO. Las acciones de voto limitado, de las denominadas en estos estatutos series “D” y “L”, se considerarán inversión neutra; no computarán para el efecto de determinar el monto y proporción de la participación extranjera en el capital social de la sociedad, en los términos de la Ley de Inversión Extranjera y sus disposiciones reglamentarias; se considerarán emitidas en los términos de las disposiciones aplicables de la Ley del Mercado de Valores y de las autorizaciones correspondientes de la Comisión Nacional Bancaria y de Valores; no les será aplicable lo dispuesto en el Artículo 198 de la Ley General de Sociedades Mercantiles; y tendrán las limitantes sobre derechos corporativos, que se señalan en estos estatutos.
---------- ARTÍCULO 8o. AUMENTO O REDUCCIÓN DEL CAPITAL SOCIAL.- El aumento o la reducción del capital social fijo y la consecuente reforma de la cláusula tercera de la escritura constitutiva y del artículo 6o. de los estatutos sociales, serán objeto de acuerdo de la asamblea general extraordinaria. Asimismo de conformidad con el artículo 53 de la Ley del Mercado de Valores, será objeto de acuerdo de asamblea general extraordinaria, el aumento de capital que se decrete para la emisión de acciones no suscritas que se conserven en tesorería. El aumento o la reducción del capital social variable, lo acordará la asamblea general ordinaria de accionistas.
---------- ARTÍCULO 9o. AUMENTO MEDIANTE EMISIÓN O COLOCACIÓN DE ACCIONES.- El aumento de capital social en su parte variable podrá efectuarse mediante emisión de nuevas acciones o colocación de acciones de tesorería que se conserven para este fin. Tratándose de la emisión de nuevas acciones, los accionistas tendrán el derecho de preferencia para suscribir las acciones dentro de su respectiva serie, siempre que la asamblea decrete que deban ser pagadas en efectivo. De conformidad con el artículo 53 de la Ley del Mercado de Valores, cuando se trate de acciones de tesorería, éstas deberán ser suscritas mediante oferta pública. El derecho de preferencia deberá ejercerse dentro del término de 15 (quince) días naturales, contados a partir de la fecha de la publicación del aviso correspondiente en el Periódico Oficial del domicilio de la sociedad. En caso de que después de la expiración del plazo durante el cual los accionistas debieran de ejercitar el derecho de preferencia que se les otorga en el presente artículo, aún quedasen sin suscribir algunas acciones, éstas podrán ser ofrecidas para su suscripción y pago, en las condiciones y plazos que determine la propia asamblea que hubiere decretado el aumento de capital, o en los términos en que disponga el consejo de administración o los delegados designados por la asamblea para dicho efecto. Los accionistas no gozarán del derecho de preferencia a que se hace mención en este artículo cuando se trate de emisión de nuevas acciones o colocación de acciones de tesorería para: (i) fusión de la sociedad; (ii) conversión de obligaciones emitidas en términos de la Ley General de Títulos y Operaciones de Crédito, (iii) oferta pública en los términos de lo previsto por los artículos 53, 56 y demás relativos de la Ley del Mercado de Valores; (iv) aumento de capital social mediante el pago en especie de las acciones que se emitan, o mediante la cancelación de pasivos a cargo de la sociedad; y (v) colocación de acciones propias adquiridas por la sociedad.
---------- ARTÍCULO 10o. RETIRO. De acuerdo con lo dispuesto por el artículo 50 de la Ley del Mercado de Valores, los accionistas titulares de acciones de la parte variable del capital social de la sociedad no tendrán el derecho de retiro a que se refiere el artículo 220 de la Ley General de Sociedades Mercantiles.
---------- ARTÍCULO 11o. ADQUISICIÓN DE ACCIONES PROPIAS. La sociedad, conforme a lo previsto en la Ley del Mercado de Valores y en las disposiciones de carácter general expedidas por la Comisión Nacional Bancaria y de Valores, podrá adquirir las acciones representativas de su capital social.
---------- ARTÍCULO 12o. LIMITACIONES PARA LA ADQUISICIÓN DE ACCIONES DE LA SOCIEDAD POR PERSONAS MORALES CONTROLADAS. Conforme a lo previsto en el artículo 56 de la Ley del Mercado de Valores, las personas morales que sean controladas por la sociedad no podrán adquirir, directa o indirectamente, acciones representativas del capital de la sociedad o títulos de crédito que representen dichas acciones. Se exceptúan de la prohibición anterior las adquisiciones que se realicen a través de sociedades de inversión.
---------- ARTÍCULO 13o. REGISTRO DE VARIACIONES DE CAPITAL.- Todo aumento o disminución del capital social deberá inscribirse en un registro que llevará la sociedad para tal efecto.
---------- ARTÍCULO 14o. AMORTIZACIÓN DE ACCIONES.- La sociedad podrá amortizar parte de sus acciones con utilidades repartibles, de acuerdo con las siguientes reglas: a). La amortización deberá ser decretada por la asamblea general extraordinaria de accionistas. b). Sólo podrán amortizarse las acciones íntegramente pagadas. c). La adquisición de acciones para amortizarlas se hará conforme a las reglas que establece el artículo 136 de la Ley General de Sociedades Mercantiles. d). En ningún caso se podrán amortizar acciones si como consecuencia de la amortización las acciones series “D” y/o “L” exceden los porcentajes máximos que establece el artículo 6o. de estos estatutos. e). Los títulos de las acciones amortizadas quedarán anulados.
---------- ARTÍCULO 15o. TÍTULOS Y CERTIFICADOS DE LAS ACCIONES.- Los títulos definitivos o los certificados provisionales que representen a las acciones o a las unidades vinculadas serán nominativos y podrán amparar una o más acciones de igual o diferente serie o subserie; contendrán las menciones a que se refiere el artículo 125 de la Ley General de Sociedades Mercantiles, la indicación de la serie, series y/o subserie a la que correspondan; llevarán inserto el texto del artículo 5o. de estos estatutos y serán suscritos por dos consejeros propietarios o suplentes de la serie “B”. Las firmas de los mencionados administradores podrán ser autógrafas o bien impresas en facsímil, a condición en este último caso, de que se deposite el original de las firmas respectivas en el Registro Público de Comercio del domicilio social de la sociedad. En el caso de los títulos definitivos, éstos deberán llevar adheridos los cupones nominativos numerados que determine el consejo de administración. La asamblea de accionistas que decrete el aumento de capital respectivo o la asamblea extraordinaria podrán establecer, que algunas de las acciones de la sociedad, de cualquier serie o series estén amparadas por unidades vinculadas, que sin ser certificados de participación ordinarios no amortizables, representen unidades y vinculen acciones de la misma serie o de diversas series, en los términos del artículo 6o. de estos estatutos.
---------- ARTÍCULO 16o. REGISTRO DE ACCIONES.- La sociedad llevará un registro de acciones y considerará como accionista a quien aparezca inscrito como tal en dicho registro.
---------- ARTÍCULO 17o. CANCELACIÓN DE INSCRIPCIÓN DE ACCIONES.- En el evento de cancelación de la inscripción de las acciones representativas del capital de la sociedad o de títulos que las representen en el Registro Nacional de Valores, ya sea por solicitud de la propia sociedad, previo acuerdo de la asamblea general extraordinaria de accionistas y con el voto favorable de los titulares de acciones, con o sin derecho de voto o de voto limitado, que representen el 95% (noventa y cinco por ciento) del capital social de la sociedad, o por resolución de la Comisión Nacional Bancaria y de Valores, en ambos casos, de conformidad con lo dispuesto en el artículo 108 de la Ley del Mercado de Valores, la sociedad deberá realizar, previo a dicha cancelación, una oferta pública de adquisición, sujetándose para dichos efectos a lo que establezca la Ley del Mercado de Valores. La sociedad deberá afectar en un fideicomiso por un período mínimo de seis meses, contados a partir de la fecha de la cancelación, los recursos necesarios para adquirir al mismo precio de la oferta, las acciones de los inversionistas que no acudieron a dicha oferta. A fin de cumplir con lo dispuesto en el artículo 108 de la Ley del Mercado de Valores, el consejo de administración de la sociedad, deberá dar a conocer al público, su opinión respecto del precio de la oferta pública de adquisición.
---------- ARTÍCULO 18o. ASAMBLEAS DE ACCIONISTAS: La asamblea general de accionistas es el órgano supremo de la sociedad, estando subordinados a ella todos los demás. Las asambleas serán generales (ordinarias o extraordinarias) o especiales y se celebrarán en el domicilio de la sociedad. Serán extraordinarias las que traten sobre: a) Cualquiera de los asuntos enumerados en el artículo 182 (excepto para el caso de aumentos o reducciones de la parte variable del capital social de acuerdo con el artículo 8o. de estos estatutos) y 228 bis de la Ley General de Sociedades Mercantiles. b) La cancelación o la inscripción de las acciones o de los títulos que las representen, emitidas o a ser emitidas por la sociedad, en el Registro Nacional de Valores o en bolsas de valores nacionales o extranjeras en las que estuvieren registradas. c) La amortización por parte de la sociedad de acciones del capital social con utilidades repartibles y, en su caso, emisión de acciones de goce. d) El aumento del capital social en los términos del Artículo 53 (cincuenta y tres) de la Ley del Mercado de Valores. e) Los demás asuntos para los que la legislación aplicable o los estatutos sociales expresamente exijan un quórum especial. Todas las demás asambleas generales serán ordinarias. La asamblea general ordinaria, en adición a lo previsto en la Ley General de Sociedades Mercantiles, se reunirá para aprobar las operaciones que pretenda llevar a cabo la sociedad o las personas morales que ésta controle, en el lapso de un ejercicio social, cuando representen el 20% (veinte por ciento) o más de los activos consolidados de la sociedad con base en cifras correspondientes al cierre del trimestre inmediato anterior, con independencia de la forma en que se ejecuten, sea simultánea o sucesiva, pero que por sus características puedan considerarse como una sola operación. En dichas asambleas podrán votar los accionistas titulares de acciones con derecho a voto, incluso limitado o restringido. Las asambleas especiales serán las que se reúnan para tratar asuntos que puedan afectar los derechos de una sola serie de acciones.
---------- ARTÍCULO 19o. REUNIONES DE LAS ASAMBLEAS DE ACCIONISTAS: Las asambleas de accionistas se reunirán en el domicilio social, cuando sean convocadas por acuerdo del consejo de administración, por conducto del secretario del consejo o su suplente, también podrán ser convocadas por los comités de auditoría o de prácticas societarias, por conducto de su respectivo presidente. Los accionistas titulares de acciones con derecho a voto, incluso limitado o restringido, que en lo individual o en conjunto tengan el 10% (diez por ciento) del capital social podrán requerir del presidente del consejo de administración, del comité de auditoria o del comité de prácticas societarias, que se convoque a una asamblea general de accionistas, sin que al efecto sea aplicable el porcentaje señalado en el Artículo 184 de la Ley General de Sociedades Mercantiles. La asamblea ordinaria de accionistas se reunirá por lo menos una vez al año, en la fecha que señale el consejo de administración, dentro de los 4 (cuatro) meses siguientes a la terminación del ejercicio social. La asamblea se reunirá a petición de los accionistas en los términos de los artículos 184 y 185 de la Ley General de Sociedades Mercantiles y demás disposiciones aplicables de la Ley del Mercado de Valores.
---------- ARTÍCULO 20o. CONVOCATORIAS: Las convocatorias para las asambleas de accionistas, deberán publicarse en el Periódico Oficial del Estado o en cuando menos uno de los periódicos de mayor circulación de la entidad del domicilio de la sociedad, con 15 (quince) días de anticipación por lo menos, a la fecha señalada para la asamblea, tratándose de la primera convocatoria y de 8 (ocho) días de anticipación por lo menos, a la fecha señalada para la asamblea, tratándose de ulteriores convocatorias. Las convocatorias para asambleas generales cumplirán además con los requisitos señalados en los artículos 186 y 187 de la Ley General de Sociedades Mercantiles, y demás disposiciones aplicables de la Ley del Mercado de Valores.

---------- ARTÍCULO 21o. DERECHO DE ASISTENCIA: Para asistir a las asambleas, los accionistas deberán estar inscritos en el registro de accionistas de la sociedad, depositar sus acciones en la secretaría de la sociedad para obtener la tarjeta de entrada a la asamblea, por lo menos con 48 (cuarenta y ocho) horas de anticipación al día y hora señalados para la celebración de la asamblea. En el caso de acciones depositadas en una institución para depósito de valores, ésta deberá comunicar oportunamente a la secretaría de la sociedad el número de acciones que cada uno de sus depositantes mantenga en dicha institución, indicando si el depósito se hace por cuenta propia o ajena, debiendo esta constancia complementarse con el listado de nombres de los depositantes y haber sido previamente entregada a la secretaría de la sociedad, dentro del plazo antes mencionado, a fin de obtener una tarjeta de entrada. Los accionistas podrán hacerse representar en las asambleas por apoderados designados mediante simple carta poder, o mediante poder otorgado en formularios que cumplan con los requisitos establecidos en la Ley del Mercado de Valores, mismos que deberá recibir la secretaría de la sociedad con la anticipación señalada. Las acciones que se depositen en la sociedad para que sus titulares tengan derecho a asistir a las asambleas, no se devolverán sino después de celebradas éstas, contra la entrega del resguardo o constancia que por aquellas se hubiese expedido al accionista.
---------- ARTÍCULO 22o. INSTALACIÓN Y RESOLUCIONES DE LA ASAMBLEA: Las asambleas se instalarán y resolverán de conformidad con las siguientes reglas: a). La asamblea general ordinaria de accionistas, se considerará legítimamente instalada en virtud de primera convocatoria, si a ella concurren accionistas que representen más del 50% (cincuenta por ciento) del capital social ordinario suscrito y pagado, dividido en acciones serie “B”. En caso de segunda o ulterior convocatoria, la asamblea ordinaria se instalará legítimamente cualquiera que sea el capital social ordinario suscrito y pagado, dividido en acciones serie “B” que representen los concurrentes. Las resoluciones de las asambleas ordinarias serán válidas si se toman cuando menos por la mayoría del capital social ordinario suscrito y pagado, dividido en acciones serie “B”, representado en la asamblea. b). Las asambleas extraordinarias de accionistas que se celebren para tratar asuntos en los que no tengan derecho de voto los titulares de acciones serie “D” o de acciones serie “L”, se instalarán legalmente en virtud de primera convocatoria, si en ellas están representadas por lo menos las tres cuartas partes del capital social ordinario, suscrito y pagado, dividido en acciones serie “B”, y en caso de ulterior convocatoria, se instalarán legalmente con la presencia de accionistas que representen la mayoría de las acciones de dicho capital social ordinario, suscrito y pagado. En ambos casos, las resoluciones en asambleas extraordinarias de accionistas serán válidas si se toman por lo menos por la mayoría del capital social ordinario, suscrito y pagado, dividido en acciones serie “B”. c). En las asambleas extraordinarias de accionistas que se reúnan en virtud de primera convocatoria, para tratar los asuntos en los que tengan derecho de voto los accionistas de la series “D” y “L”, se considerarán legalmente instaladas si están representadas por lo menos las tres cuartas partes del capital social suscrito y pagado; en caso de segunda o ulterior convocatoria, se instalará legalmente con la presencia de accionistas que representan la mayoría de las acciones del capital social suscrito y pagado, salvo en el caso de segunda o ulterior convocatoria para asambleas extraordinarias que se reúnan para resolver sobre cualquiera de los asuntos establecidos en los incisos f) y g) del artículo 6º de estos estatutos, para lo cual siempre se requerirá la presencia de accionistas que representen por lo menos las tres cuartas partes del capital social suscrito y pagado para que la asamblea se considere legalmente instalada. En todos los casos las resoluciones serán válidas, si se adoptan cuando menos por la mayoría de las acciones del capital social suscrito y pagado. d). Para las asambleas especiales, (incluyendo cualquier asamblea especial que se reúna para elección o destitución de consejeros de la serie “D” y/o consejeros de la serie “L”) se aplicarán las mismas reglas previstas en este artículo 22o. para las asambleas generales extraordinarias, pero referidas a la categoría especial de acciones de que se trate. e) En la asamblea general ordinaria que conozca de los estados financieros del ejercicio anterior, deberá presentarse también a los accionistas los informes a que se refiere la fracción IV del artículo 28 de la Ley del Mercado de Valores.

---------- ARTÍCULO 23o. DESARROLLO DE LA ASAMBLEA: Presidirá las asambleas el presidente del consejo de administración o quien deba sustituirlo en sus funciones; en su defecto, la asamblea será presidida por el accionista que designen los concurrentes. Actuará como secretario, el del consejo o, en su defecto, la persona que designen los asistentes. El presidente nombrará escrutadores a dos de los accionistas presentes. Las votaciones serán económicas a menos que por lo menos 3 (tres) de los concurrentes, con derecho a voto en el asunto de que se trate, pidan que sean nominales. Asimismo, a solicitud de accionistas con derecho de voto, incluso limitado o restringido que reúnan el 10% (diez por ciento) del capital social de la sociedad, se aplazará para dentro de 3 (tres) días y sin necesidad de nueva convocatoria, la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, sin que resulte aplicable el porcentaje señalado en el artículo 199 de la Ley General de Sociedades Mercantiles. Este derecho no podrá ejercitarse sino una sola vez para el mismo asunto.
---------- ARTÍCULO 24o. CONSEJO DE ADMINISTRACIÓN: La dirección y administración de los asuntos sociales será confiada a un consejo de administración y a un director general. El consejo de administración estará integrado hasta por 21 (veintiún) consejeros propietarios, y los suplentes que se designen conforme a estos estatutos, de los cuales, cuando menos el 25% (veinticinco por ciento) de los consejeros deberán ser independientes.
---------- ARTÍCULO 25o. ELECCIÓN DEL CONSEJO: Los accionistas de la Serie “B” por mayoría de votos de las acciones de dicha serie representadas en la asamblea, designarán como mínimo 9 (nueve) consejeros y los accionistas de la serie “D”, por mayoría de votos de las acciones de dicha serie representadas en la asamblea respectiva designarán 5 (cinco) consejeros. Una vez que las acciones serie “D”, subserie “D-L” sean convertidas en acciones serie “L”, conforme a lo que establece el artículo 6o f), de estos estatutos, los accionistas de la serie “L” por mayoría de votos de las acciones de dicha serie representadas en la asamblea respectiva, designarán a 2 (dos) consejeros. Los accionistas podrán designar consejeros suplentes, quienes suplirán específicamente a los consejeros propietarios para los cuales hubieren sido designados, conforme a las disposiciones legales aplicables. Los consejeros durarán en su encargo un año, sin embargo, conforme a lo dispuesto por el artículo 24 de la Ley del Mercado de Valores, continuarán en funciones aún y cuando el término por el que fueran designados haya concluido, o por renuncia al cargo, hasta por un plazo de 30 (treinta) días naturales, a falta de designación del sustituto, o cuando éste no tome posesión de su cargo, sin estar sujetos a lo dispuesto en el artículo 154 de la Ley General de Sociedades Mercantiles. Los miembros del consejo y secretarios recibirán anualmente la remuneración que acuerde la asamblea general ordinaria que los designe, y tendrán las obligaciones y responsabilidades que señalan estos estatutos, así como aquellas aplicables de la Ley del Mercado de Valores y de la Ley General de Sociedades Mercantiles. El consejo de administración podrá designar consejeros provisionales, sin intervención de la asamblea de accionistas, cuando faltare alguno de los consejeros, o en su caso el designado no tome posesión de su cargo, y no se hubiere designado suplente, o éste no tome posesión del cargo. La asamblea de accionistas de la sociedad ratificará dichos nombramientos o designará a los consejeros sustitutos en la asamblea siguiente a que ocurra tal evento.
---------- ARTÍCULO 26o. CONVOCATORIAS PARA SESIONES DEL CONSEJO: El presidente del consejo de administración, cualquiera de los presidentes de los comités de prácticas societarias y de auditoría, o al menos el 25% (veinticinco por ciento) de los consejeros, podrán convocar a una sesión de consejo e insertar en el orden del día los puntos que estimen convenientes. Las convocatorias para las sesiones del consejo de administración serán firmadas por quien las haga o por el presidente o, en su defecto, por el secretario, y deberán enviarse por correo, telefax o entregarse personalmente o por cualquier otro medio, por lo menos con 7 (siete) días de anticipación a la fecha de la sesión. El auditor externo de la sociedad podrá ser convocado a las sesiones del consejo de administración en calidad de invitado con voz y sin voto.
---------- ARTÍCULO 27o. FUNCIONAMIENTO DEL CONSEJO: El consejo celebrará sesión por lo menos una vez cada 3 (tres) meses. La asamblea anual ordinaria que lo hubiere designado o el consejo de administración en su primera sesión, inmediatamente después de dicha asamblea, nombrará de entre los consejeros designados por la serie “B”, a un presidente, pudiendo también nombrar a un vicepresidente y conferir los demás cargos que estime convenientes. De igual forma, nombrará al secretario y a su suplente, en el entendido que estos dos últimos no serán consejeros. El consejo de administración designará además a las personas que ocupen los demás cargos que se crearen para el mejor desempeño de sus funciones. El presidente, también lo será en las asambleas de accionistas y será sustituido en sus funciones, en caso de ausencia, por el vicepresidente y a falta de éste por los demás consejeros propietarios de la serie “B”, en el orden de su designación.
---------- ARTÍCULO 28o. INSTALACIÓN Y RESOLUCIONES DEL CONSEJO: El consejo de administración se considerará legalmente instalado para resolver cualquier asunto con la presencia de la mayoría de sus miembros y sus resoluciones serán válidas si son aprobadas por el voto de la mayoría de sus miembros presentes.
---------- El consejo de administración también podrá celebrar reuniones mediante medios de comunicación interactiva (electrónicos o de telecomunicaciones), entre los consejeros y reuniones mixtas (interactiva y presencial) debiendo en todos los casos cumplir con las mismas condiciones de instalación y votación establecidas en los presentes estatutos para las reuniones presenciales a las que se hace mención en el párrafo anterior.
---------- El consejo de administración, sin necesidad de reunirse en sesión, podrá tomar resoluciones por unanimidad de sus miembros, siempre y cuando dichas resoluciones se confirmen por escrito, por todos sus miembros propietarios o sus suplentes.
---------- De toda sesión se levantará acta que deberá ser aprobada por lo menos por la mayoría de los consejeros asistentes a la sesión respectiva y firmada por el presidente y secretario.
---------- ARTÍCULO 29o. FACULTADES DEL CONSEJO: El consejo de administración tendrá las siguientes facultades y obligaciones: a). Administrar los negocios y bienes de la sociedad, con el poder más amplio para actos de administración, en los términos del Artículo 2554, párrafo segundo, del Código Civil Federal y de sus correlativos de los Códigos Civiles vigentes en el Distrito Federal y en las diversas entidades federativas de los Estados Unidos Mexicanos. b). Ejercitar actos de dominio respecto de los bienes muebles e inmuebles de la sociedad, así como sus derechos reales y personales, en los términos del párrafo tercero del Artículo 2554 del Código Civil Federal, y de sus correlativos de los Códigos Civiles vigentes en el Distrito Federal y en las diversas entidades federativas de los Estados Unidos Mexicanos, otorgar garantías de cualquier clase respecto a obligaciones contraidas o de los títulos emitidos o aceptados por terceros. c). Representar a la sociedad con el más amplio poder, ante toda clase de autoridades administrativas o judiciales, ya sea federales, estatales o municipales, así como ante autoridades del trabajo o de cualquier otra índole o ante árbitros o amigables componedores, con el poder más amplio incluyendo las facultades que requieran cláusula especial conforme a la ley, para articular y absolver posiciones, aún para desistirse del juicio de amparo, en los términos del párrafo primero del Artículo 2554 del Código Civil Federal y de sus correlativos de los Códigos Civiles vigentes en el Distrito Federal y en las diversas entidades federativas de los Estados Unidos Mexicanos, así como representar a la sociedad ante toda clase de autoridades penales, federales y de los Estados y formular y presentar acusaciones, denuncias y querellas por delitos cometidos en perjuicio de la misma, para representar y constituir a la sociedad como parte civil coadyuvante del Ministerio Público en los procesos de esta índole y para otorgar el perdón. d). Otorgar, suscribir, avalar y endosar títulos de crédito en nombre de la sociedad, emitir obligaciones con o sin garantía real específica; aportar bienes muebles o inmuebles de la sociedad a otras sociedades y suscribir acciones o tomar participaciones o partes de interés en otras empresas y, en general, ejecutar los actos, celebrar los contratos y realizar las demás operaciones que sean necesarias o conducentes al objeto principal de la sociedad. e). Constituir a la sociedad en deudora solidaria y otorgar avales, fianzas o cualquier otra garantía de pago de cualquier clase, respecto de las obligaciones contraídas o de los títulos emitidos o aceptados por la sociedad o por terceros. f). Aprobar, con la previa opinión del Comité que sea competente, el nombramiento, elección y, en su caso, destitución del director general de la sociedad y su retribución integral, así como las políticas para la designación y retribución integral de los demás directivos relevantes, asignándoles sus respectivas obligaciones y designar los comités que establece la ley, estos estatutos y los que crea convenientes, señalándoles sus atribuciones y reglas de funcionamiento; en su defecto, se regirán por las disposiciones previstas en estos estatutos, para el comité ejecutivo. g). Otorgar y revocar los poderes que se crean convenientes, con o sin facultades de substitución, pudiendo otorgar en ellos las facultades que se consideren oportunas de las que estos estatutos confieren al consejo de administración. h). Ejecutar los acuerdos de la asamblea y, en general, llevar a cabo los actos y operaciones que sean necesarios o convenientes para el objeto de la sociedad hecha excepción de los expresamente reservados por la ley y por estos estatutos a la asamblea. i) Las demás facultades y obligaciones establecidas en estos estatutos y en la Ley del Mercado de Valores.
---------- ARTÍCULO 29o. BIS FACULTADES Y OBLIGACIONES DEL DIRECTOR GENERAL: Las funciones de gestión, conducción y ejecución de los negocios de la sociedad, y de las personas morales que ésta controle, serán responsabilidad del director general, sujetándose para ello a las estrategias, políticas y lineamientos aprobados por el consejo de administración, y teniendo las facultades y obligaciones que señalan estos estatutos y la Ley del Mercado de Valores.
---------- ARTÍCULO 30o. CAUCIÓN: No se requerirá que los administradores, secretarios, gerentes y demás funcionarios en ejercicio otorguen caución para garantizar su gestión, salvo en los casos en que la asamblea general de accionistas lo considere conveniente y, en igual forma, el consejo de administración, cuando se trate de gerentes y demás funcionarios designados por este órgano social.
---------- ARTÍCULO 31o. COMITÉ EJECUTIVO: La asamblea general ordinaria de accionistas podrá designar los comités que estime conveniente; asimismo, podrá designar un comité ejecutivo que estará compuesto por el número impar de miembros del consejo de administración o sus suplentes que éstos determinen, los cuales se constituirán y actuarán invariablemente como órgano colegiado delegado del consejo de administración. La asamblea general ordinaria o el consejo de administración podrá designar además, para el caso de ausencia de algún miembro propietario, a un suplente por cada miembro del comité ejecutivo. Los miembros del comité ejecutivo durarán en su cargo un año, a menos que sean relevados por la asamblea general ordinaria o por el consejo de administración pero, en todo caso, continuarán en su puesto por el término de 30 (treinta) días naturales, mientras no se hicieren nuevas designaciones y las personas designadas para sustituirlos tomen posesión de sus cargos; podrán ser reelectos y recibirán la remuneración que determine la asamblea general ordinaria o el consejo de administración. El comité ejecutivo sesionará con la periodicidad que se determine en la primera sesión que celebre en un año calendario, en el entendido de que podrá sesionar asimismo, cuando sea convocado por el secretario, a petición de su presidente o cualesquiera dos de sus miembros. Las sesiones del comité ejecutivo serán convocadas y el comité operará siguiendo el mismo procedimiento que para las sesiones del consejo de administración prevén los artículos 26o. y 28o. de estos estatutos, pero referidas a los miembros del propio comité ejecutivo. El comité ejecutivo sesionará válidamente con la asistencia de la mayoría de sus miembros y tomará sus resoluciones por mayoría de votos de los presentes. El presidente del comité ejecutivo deberá ser uno de sus miembros y será designado por el propio comité. En ausencia del presidente, las sesiones del comité serán presididas por el miembro del comité designado por los miembros que estuvieren presentes. El comité ejecutivo podrá nombrar un secretario, que podrá ser el secretario del consejo de administración y no necesitara ser consejero. El auditor externo podrá ser invitado a las sesiones del comité, a las cuales podrá concurrir con voz, pero sin voto. El comité ejecutivo tendrá las facultades que se establecen en los incisos a), b), c), d), y e), del artículo 29o. de estos estatutos, las cuales no podrán ser delegadas, sin perjuicio de que el comité designe a alguna persona o personas para la ejecución de actos concretos. El presidente o el secretario del comité ejecutivo informarán de las actividades de éste al consejo de administración, en la sesión del propio consejo siguiente a la sesión correspondiente del comité, o bien cuando se susciten hechos o actos de trascendencia para la sociedad, que a juicio del comité, lo ameriten. De cada sesión el secretario levantará un acta que se transcribirá en el libro especial respectivo, en la cual constará la asistencia, así como las resoluciones adoptadas, y deberá ser firmada por el presidente y secretario de la reunión.

---------- ARTÍCULO 32o. VIGILANCIA DE LA SOCIEDAD: La vigilancia de la gestión, conducción y ejecución de los negocios de la sociedad y de las personas morales que ésta controle en los términos de la Ley del Mercado de Valores, estará a cargo del consejo de administración. El consejo de administración, para el desempeño de sus funciones de vigilancia, se auxiliará de los comités de prácticas societarias y de auditoría, que constituya, así como por conducto de la persona moral que realice la auditoría externa de la sociedad, cada uno en el ámbito de sus respectivas competencias, según lo señalado por la Ley del Mercado de Valores. Los comités de auditoría y de prácticas societarias desarrollarán las actividades que le establecen la Ley del Mercado de Valores y estarán integrados exclusivamente con consejeros independientes y por un mínimo de 3 (tres) miembros, designados por la asamblea general ordinaria de accionistas o por el consejo de administración, a propuesta de su presidente.
---------- Los presidentes de los comités de auditoría y de prácticas societarias, serán designados y/o removidos de su cargo, exclusivamente por la asamblea general de accionistas. Dichos presidentes no podrán presidir el consejo de administración y deberán ser seleccionadas por su experiencia, por su reconocida capacidad y por su prestigio profesional.
---------- ARTÍCULO 33o. EJERCICIO SOCIAL: El ejercicio social será de doce meses, comenzará el día 1o.(primero) de enero y terminará el día 31 (treinta y uno) de diciembre del mismo año.
---------- ARTÍCULO 34o. APLICACIÓN DE UTILIDADES: Las utilidades netas anuales, una vez deducido el monto del impuesto sobre la renta y demás conceptos que conforme a la ley deban deducirse o separarse, se aplicarán en la siguiente forma: a). Se separará un mínimo del 5% (cinco por ciento) para constituir el fondo de reserva legal, hasta que éste ascienda cuando menos al 20% (veinte por ciento) del capital social. b). El resto se podrá distribuir como dividendo entre los accionistas, en los términos de estos estatutos y en proporción al número de sus acciones, o si así lo acuerda la asamblea, se llevará total o parcialmente a fondos de previsión, de reserva (incluyendo, en su caso, la reserva para adquisición de acciones propias a que se refiere la Ley del Mercado de Valores), de reinversión, especiales y otros que la misma asamblea decida formar.
---------- ARTÍCULO 35o. DERECHOS DE LOS FUNDADORES: Los fundadores no se reservan participación especial en las utilidades de la sociedad.
---------- ARTÍCULO 36o. APLICACIÓN DE PERDIDAS: Si hubiere pérdidas, serán reportadas por los accionistas, en proporción al número de sus acciones, teniéndose en cuenta lo que previene la parte final del artículo 87 de la Ley General de Sociedades Mercantiles.
---------- ARTÍCULO 37o. DISOLUCIÓN ANTICIPADA: La sociedad se disolverá anticipadamente en los casos a que se refieren las fracciones II, III, IV y V del artículo 229 de la Ley General de Sociedades Mercantiles.
---------- ARTÍCULO 38o. DESIGNACIÓN DE LIQUIDADOR: Disuelta la sociedad, la asamblea extraordinaria de accionistas designará, a mayoría de votos, uno o más liquidadores, fijándoseles plazo para el ejercicio de su cargo, y la retribución que habrá de corresponderles.
---------- ARTÍCULO 39o. PROCEDIMIENTO PARA LA LIQUIDACIÓN: El o lo los liquidadores practicarán la liquidación de la sociedad con arreglo a las resoluciones de la asamblea extraordinaria y, en su defecto, con sujeción a las siguientes bases: a). Concluirá los negocios de la manera que juzgue más conveniente, cobrando los créditos, pagando las deudas y enajenado los bienes de la sociedad, que sea necesario vender al efecto. b) Formulará los estados financieros de la liquidación y los sujetará a la aprobación de la asamblea extraordinaria de accionistas. c). Distribuirá entre los accionistas, en los términos de la ley y de estos estatutos, y contra la entrega y cancelación de los títulos de acciones, el activo líquido que resulte, conforme a los estados financieros aprobados por la asamblea extraordinaria.
---------- ARTÍCULO 40o. FUNCIONES DEL LIQUIDADOR CON RESPECTO A ASAMBLEAS: Durante la liquidación se reunirá la asamblea, en los términos que previene el capítulo relativo a las asambleas generales de accionistas de estos estatutos, desempeñando respecto a ella el o los liquidadores, las funciones que en la vida normal de la sociedad corresponden al consejo de administración.

---------- ARTÍCULO 41o. DISPOSICIONES GENERALES: En todo lo no previsto expresamente en estos estatutos, regirán las disposiciones de la Ley del Mercado de Valores y, en lo no previsto en dicha ley, lo señalado en la Ley General de Sociedades Mercantiles. Los términos utilizados en estos estatutos que se encuentren definidos en la Ley del Mercado de Valores, tendrán el significado que se les atribuye en dicho ordenamiento legal